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                        RIVERSOURCE VARIABLE SERIES TRUST

                             AMENDMENT NO. 4 TO THE
                       AGREEMENT AND DECLARATION OF TRUST

     WHEREAS, Section 5 of Article III of the Agreement and Declaration of Trust (the "Declaration of Trust") of RiverSource Variable Series Trust (the "Trust"), dated September 11, 2007, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust.

     NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of RiverSource Variable Series Trust, do hereby certify that we have authorized the creation of 26 additional Series of the Trust and the renaming RiverSource Partners Variable Portfolio - Fundamental Value Fund, RiverSource Partners Variable Portfolio - Select Value Fund and RiverSource Partners Variable Portfolio - Small Cap Value Fund and have authorized the following amendment to said Declaration of Trust:

     Section 6 of Article III is hereby amended to read as follows:

          Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees as set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated;

          Disciplined Asset Allocation Portfolios - Aggressive
          Disciplined Asset Allocation Portfolios - Conservative
          Disciplined Asset Allocation Portfolios - Moderate
          Disciplined Asset Allocation Portfolios - Moderately Aggressive Disciplined Asset Allocation Portfolios - Moderately Conservative RiverSource Variable Portfolio - Balanced Fund
          RiverSource Variable Portfolio - Cash Management Fund
          RiverSource Variable Portfolio - Core Equity Fund
          RiverSource Variable Portfolio - Diversified Bond Fund
          RiverSource Variable Portfolio - Diversified Equity Income Fund RiverSource Variable Portfolio - Dynamic Equity Fund
          RiverSource Variable Portfolio - Global Bond Fund
          RiverSource Variable Portfolio - Global Inflation Protected Securities
             Fund
          RiverSource Variable Portfolio - High Yield Bond Fund
          RiverSource Variable Portfolio - Income Opportunities Fund
          RiverSource Variable Portfolio - Limited Duration Bond Fund RiverSource Variable Portfolio - Mid Cap Growth Fund
          RiverSource Variable Portfolio - Mid Cap Value Fund
          RiverSource Variable Portfolio - S&P 500 Index Fund
          RiverSource Variable Portfolio - Short Duration U.S. Government Fund RiverSource Variable Portfolio - Strategic Income Fund
          Seligman Variable Portfolio - Growth Fund
          Seligman Variable Portfolio - Larger - Cap Value Fund

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          Seligman Variable Portfolio - Smaller - Cap Value Fund
          Threadneedle Variable Portfolio - Emerging Markets Fund Threadneedle Variable Portfolio - International Opportunity Fund Variable Portfolio - Aggressive Portfolio
          Variable Portfolio - Conservative Portfolio
          Variable Portfolio - Moderately Aggressive Portfolio
          Variable Portfolio - Moderately Conservative Portfolio
          Variable Portfolio - Moderate Portfolio
          Variable Portfolio - AllianceBernstein International Value Fund Variable Portfolio - American Century Diversified Bond Fund Variable Portfolio - American Century Growth Fund
          Variable Portfolio - Davis New York Venture Fund*
          Variable Portfolio - Eaton Vance Floating-Rate Income Fund Variable Portfolio - Goldman Sachs Mid Cap Value Fund*
          Variable Portfolio - Invesco International Growth Fund
          Variable Portfolio - International Fund
          Variable Portfolio - Jennison Mid Cap Growth Fund
          Variable Portfolio - Marsico Growth Fund
          Variable Portfolio - J.P. Morgan Core Bond Fund
          Variable Portfolio - MFS Value Fund
          Variable Portfolio - Mondrian International Small Cap Fund Variable Portfolio - Morgan Stanley Global Real Estate Fund Variable Portfolio - NFJ Dividend Value Fund
          Variable Portfolio - Partners Small Cap Growth Fund
          Variable Portfolio - Partners Small Cap Value Fund*
          Variable Portfolio - PIMCO Mortgage-Backed Securities Fund Variable Portfolio - Pyramis(R) International Equity Fund Variable Portfolio - UBS Large Cap Growth Fund
          Variable Portfolio - U.S. Equity Fund
          Variable Portfolio - Wells Fargo Short Duration Government Fund

*    Name change effective May 1, 2010.

          Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth below, together with such other rights and preferences relative to such other classes as are set forth in any resolutions of the Trustees establishing and designating such class of Shares.

          The rest of this Section 6 remains unchanged.

          The foregoing amendment is effective as of January 14, 2010.

             [The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 4 to the Agreement and Declaration of Trust on January 14, 2010.

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/s/ Kathleen A. Blatz
-------------------------------------
    Kathleen A. Blatz*


/s/ Arne H. Carlson
-------------------------------------
    Arne H. Carlson*


/s/ Pamela G. Carlton
-------------------------------------
    Pamela G. Carlton*


/s/ Patricia M. Flynn
-------------------------------------
    Patricia M. Flynn*


/s/ Anne P. Jones
-------------------------------------
    Anne P. Jones*


/s/ Jeffrey Laikind
-------------------------------------
    Jeffrey Laikind*


/s/ Stephen R. Lewis, Jr.
-------------------------------------
    Stephen R. Lewis, Jr. *


/s/ John F. Maher
-------------------------------------
    John F. Maher*


/s/ Catherine James Paglia
-------------------------------------
    Catherine James Paglia*


/s/ Leroy C. Richie
-------------------------------------
    Leroy C. Richie*


/s/ Alison Taunton-Rigby
-------------------------------------
    Alison Taunton-Rigby*


/s/ William F. Truscott
-------------------------------------
    William F. Truscott**

*    901 S. Marquette Avenue
     Minneapolis, MN 55402

**   53600 Ameriprise Financial Center
     Minneapolis, MN 55474

Registered Agent: Corporation Service Company
                  84 State Street
                  Boston, MA 02109